CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Comprehensive Healthcare Solutions, Inc., for the Quarter Ending August 31, 2007, I, Joseph Meuse, President, Chief Executive Officer and Chief Financial Officer of Comprehensive Healthcare Solutions, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such Quarterly Report on Form 10-QSB for the period ending August 31, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such Quarterly Report on Form 10-QSB for the period ended August 31, 2007, fairly represents in all material respects, the financial condition and results of operations of Comprehensive Healthcare Solutions, Inc.

Dated:

Comprehensive Healthcare Solutions, Inc.

Date: October 19, 2007

By:	/s/ Joseph Meuse President, Chief Executive Officer and Chief Financial Officer